UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 1, 2022
    _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	NUAN	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.      Submission of Matters to a Vote of Security Holders.
On March 1, 2022, Nuance Communications, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders cast their votes on four proposals as follows:
Proposal 1: To elect nine members of the Company’s Board of Directors:

Director Nominee	For	Withheld
Lloyd Carney	188,424,978	12,011,137
Mark D. Benjamin	199,816,173	619,942
Daniel Brennan	199,818,263	617,852
Thomas Ebling	198,690,100	1,746,015
Robert Finocchio	199,750,528	685,587
Laura S. Kaiser	198,762,651	1,673,464
Michal Katz	195,345,569	5,090,546
Mark Laret	182,045,379	18,390,736
Sanjay Vaswani	193,715,504	6,720,611

Proposal 2: To approve a non-binding advisory vote on executive officer compensation:

For	Against	Abstain	Broker Non-Votes
195,178,236	4,352,308	905,571	44,950,620
Proposal 3: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022:

For	Against	Abstain
244,157,276	921,951	307,508

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: March 1, 2022	By:	/s/ Wendy Cassity
Wendy Cassity Executive Vice President and Chief Legal Officer